Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES AN EXPANDED NEW $325 MILLION SENIOR SECURED CREDIT FACILITY

Columbus, Ohio, March 1, 2016. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation products, announced today that it has entered into a new five-year, $325 million senior secured credit facility with an accordion feature allowing the Company to increase the borrowing capacity to $400 million, subject to certain approvals. The credit facility consists of a $100 million revolving line of credit, a $100 million term loan, and a $125 million delayed draw term loan facility.

Borrowings under the senior credit facility will bear interest at a rate of LIBOR plus a spread of 1.5% to 2.5%, depending on IBP’s leverage ratio. The new credit facility will be available for general corporate purposes and growth initiatives. This new credit facility replaces the prior $100 million revolving line of credit, $50 million term loan, and $50 million delayed draw term loan facility.

“With nothing drawn on the $100 Million revolver and $125 million delayed draw term loan, this new credit facility further improves our financial flexibility as we continue to capitalize on the new home construction recovery and pursue select acquisitions in our target markets,” stated Michael Miller, IBP’s Chief Financial Officer. “We are pleased with the terms of this facility and encouraged by the continued strong support from our lenders in completing this transaction.”

The credit facility was led by a syndicate of financial institutions including KeyBank National Association as lead arranger, sole book runner and administrative agent, SunTrust Bank and US Bank, both served as the joint lead arranger, Regions Bank as the syndication agent and RBC as the documentation agent. Other banks participating in the syndication were BB&T, Associated Bank, Huntington, Citizens, Synovus and First Merchants.

Additional details on pricing and other terms of the credit facility may be found in the Form 8-K filed today with the Securities and Exchange Commission.

About Installed Building Products

Installed Building Products, Inc. is the nation’s second largest insulation installer for the residential new construction market and is also a diversified installer of complementary building products, including garage doors, rain gutters, shower doors, closet shelving and mirrors, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the demand for our services, expansion of our national footprint, our ability to capitalize on the new home construction recovery, our ability to strengthen our market position, our ability to pursue value-enhancing acquisitions, our ability to improve profitability and expectations for demand for our services for the remainder of 2016. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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